INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. _______)

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REGENT COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2004
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
1998 MANAGEMENT STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS

REGENT COMMUNICATIONS, INC.
100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

April 12, 2004

Dear Stockholder:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Regent Communications, Inc. to be held on Wednesday, May 19, 2004, at 10:00 a.m., local time, at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky.

     Business items to be acted upon at the Annual Meeting are the election of eight directors to serve for a one-year term, to increase the number of shares of Regent common stock available to be awarded under our 1998 Management Stock Option Plan and the transaction of any other business properly brought before the meeting. We will also be pleased to report on the affairs of the Company and to offer stockholders the opportunity to present questions and comments of general interest.

     We encourage you to read the accompanying Proxy Statement carefully and to complete, sign and return your proxy in the postage-prepaid envelope provided, even if you plan to attend the Annual Meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and wish to do so.

     The directors and officers of Regent Communications, Inc. appreciate your continuing interest in the business of the Company and hope that you can join us at the Annual Meeting.

Sincerely,

Terry S. Jacobs
Chairman of the Board
and Chief Executive Officer

REGENT COMMUNICATIONS, INC.
100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2004

     The Annual Meeting of Stockholders of Regent Communications, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 19, 2004, at 10:00 a.m., local time, at the Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky, for the purpose of considering and acting on the following:

     1.     A proposal to elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

     2.     A proposal to increase the number of shares of the Company’s common stock available to be awarded pursuant to the Company’s 1998 Management Stock Option Plan by 500,000 shares.

     3.     Such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Holders of record of the Company’s common stock at the close of business on March 31, 2004 are entitled to notice of and to vote at the Annual Meeting.

     Enclosed with this Notice are a Proxy Statement, proxy card and the Company’s Annual Report for the year ended December 31, 2003.

By Order of the Board of Directors:

April 12, 2004	William L. Stakelin
President and Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

REGENT COMMUNICATIONS, INC.
100 East RiverCenter Boulevard, 9th Floor
Covington, Kentucky 41011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2004

     The Board of Directors of Regent Communications, Inc. (“Regent” or the “Company”) is soliciting proxies from its stockholders for use at the Annual Meeting of Stockholders to be held on May 19, 2004 and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 12, 2004. The record date for purposes of determining those stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as March 31, 2004.

     All properly executed proxies received pursuant to this solicitation and not revoked before they are voted will be voted as designated at the Annual Meeting, and those not designated will be voted “FOR” the director nominees named therein, “FOR” the proposal to increase the number of shares available to be awarded pursuant to the Company’s 1998 Management Stock Option Plan, and in the proxyholders’ best judgment on any other matter that may properly come before the Annual Meeting and any adjournments thereof. Any stockholder giving a proxy may revoke it at any time before it is voted by giving to the Company notice of its revocation, in writing or in open meeting, or by delivering a duly executed proxy bearing a later date.

     The expense of this solicitation, which will include the cost of assembling and mailing the Notice, the Proxy Statement and proxy card, will be borne by the Company. Proxies will be solicited primarily by mail but may also be solicited through personal interview, telephone and telecopy by directors, officers and regular employees of Regent, without special compensation. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company’s common stock.

     The Annual Report for the year ended December 31, 2003, including financial statements, is being mailed with this Proxy Statement.

     As of March 31, 2004, there were outstanding 46,567,810 shares of Regent common stock, and each such share is entitled to one vote, either in person or by proxy, on each matter of business to be considered at the Annual Meeting. A majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum.

PROPOSAL 1

ELECTION OF DIRECTORS

Size of the Board of Directors

     The Board of Directors of the Company has designated that it shall have eight members in accordance with the Company’s bylaws, upon the recommendation of the Nominating and Corporate Governance Committee. In January and February 2004, the Nominating and Corporate Governance Committee evaluated the progress of the Company and the Board in ensuring that their corporate governance practices and policies fully comply with both the mandates and the spirit of the Sarbanes-Oxley Act of 2002 and related new rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market. Consistent with that objective, the Committee reviewed the actions, time commitments and qualifications, including independence, required of directors going forward to comprise an effective Board of Directors for the Company. The Committee also considered that R. Glen Mayfield had informed the Board of his desire to retire as director upon the expiration of his current term and that the Company’s five-year commitment to nominate Joel M. Fairman to the Board had expired. Upon consideration of all such factors, the Nominating and Corporate Governance Committee concluded that the Company’s Board would be able to function effectively and efficiently with eight directors such that immediate replacements for Mr. Mayfield and Mr. Fairman were not necessary. The Board and the Company are grateful for the valuable contributions that both Mr. Mayfield and Mr. Fairman have provided to the Company over their many years of service.

Procedures for Nomination of Director Candidates

     Director candidates are nominated by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s charter directs the Committee to investigate and assess the background and skills of potential candidates. The Committee is empowered to engage a third party director search firm to assist, but the Committee to date has not engaged or paid any fees to any such firm. The Committee believes that the existing directors and executive officers of the Company have significant networks of business contacts from which suitable candidates will be identified when necessary.

     Once a candidate is identified for serious consideration, one or more members of the Nominating and Corporate Governance Committee will initially interview such candidate to evaluate the candidate’s qualifications and level of potential interest in serving on the Company’s Board of Directors. If the candidate merits further consideration, meetings then will be arranged to the fullest extent feasible and practical, individually or collectively, with other members of the Nominating and Corporate Governance Committee, other Directors and the Company’s Chief Executive Officer and other executive officers. The Nominating and Corporate Governance Committee next would obtain feedback from all persons who participated in those meetings and then determine whether or not to nominate the candidate.

     This process was followed in connection with the nomination and election of Timothy M. Mooney, a current director who joined the Company’s Board of Directors in July 2003. Mr. Mooney was identified as a potential candidate by R. Glen Mayfield, the Chairman of the Nominating and Corporate Governance Committee.

     In addition, the Company’s Corporate Governance Guidelines provide that stockholders of the Company may propose nominees for election at Regent’s annual meeting of stockholders for consideration by the Nominating and Corporate Governance Committee upon submitting the names and qualifications of such persons to the Committee no later than December 31 of any year. Submissions must be made to the Committee c/o Regent Communications, Inc., Secretary, 100 E. RiverCenter Blvd., 9th Floor, Covington, Kentucky 41011, which submissions will then be forwarded to the Nominating and

Corporate Governance Committee. The Committee would then evaluate the possible nominee and would consider such person in comparison to all other candidates. No such stockholder nominations have been received by the Company for this Annual Meeting or at any other time. Accordingly, no rejections or refusals of stockholder nominated candidates have been made.

Considerations in Evaluating Candidates for Directors

     The Company’s Corporate Governance Guidelines set forth the following guidelines for the qualifications desired for directors: highest personal and professional ethics and integrity; willingness and ability to devote sufficient time to carrying out the duties of a director effectively; and the diversity of experience, age, skills and other factors possessed by the candidate that will best serve the needs of the Company and its stockholders in combination with the other directors. In addition, a director of the Company generally should not serve on more than three other public company boards of directors.

Nominees for Directors to be Elected at Annual Meeting

     At the Annual Meeting, eight directors will be elected and will hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Company’s Nominating Committee of the Board of Directors has nominated all eight of the continuing incumbent directors for election by the stockholders at the Annual Meeting. All eight nominees have agreed to serve if elected.

     Below is set forth, with respect to each nominee for director of the Company, his age, principal occupation during the past five years, other positions he holds with the Company, if any, and the year in which he first became a director of Regent. Each of the nominees is currently a director of the Company.

Information Regarding Director Nominees

     TERRY S. JACOBS (Age 61)

     Mr. Jacobs has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of Regent since its incorporation in November 1996. Mr. Jacobs served as president and chief executive officer of a privately held radio broadcast company, which he co-founded in 1993 under the name “Regent Communications, Inc.” (“Regent I”) and which acquired and operated 23 radio stations until its merger into Jacor Communications, Inc. in February 1997. Prior to 1993, Mr. Jacobs was chairman and chief executive officer of Jacor Communications, Inc., a radio broadcast company which he founded in 1979 and which, during his tenure, grew to become the then ninth largest radio company in the U.S. in terms of revenue. Mr. Jacobs currently serves as a director of American Financial Group, Inc., Capital Title Group, Inc. and Global Entertainment Group, Inc.

     WILLIAM L. STAKELIN (Age 61)

     Mr. Stakelin has been President, Chief Operating Officer, Secretary and a director of Regent since its incorporation in November 1996. He served as executive vice president and chief operating officer of Regent I from 1995 until its merger into Jacor Communications, Inc. in February 1997. Mr. Stakelin served as president and chief executive officer of Apollo Radio, Ltd., a privately held radio broadcast company, which he co-founded in 1988 and which acquired and operated nine radio stations prior to its sale to Regent I in 1995. He currently serves as a director of the Radio Advertising Bureau, the National Association of Broadcasters, and Doane Agricultural Services.

     HENDRIK J. HARTONG, JR. (Age 65)

     Mr. Hartong has served as a director of Regent since July 2002. He is the managing general partner of Brynwood Partners, a privately held investment partnership, which he co-founded in 1984, and the managing member of HJH Partners, LLC, a company that assists in the management of certain Weiss, Peck & Greer, LLC investment funds. From 1981 to 1984 he served as president and chief operating officer of The Pittson Company, a NYSE-listed minerals and transportation company, and from 1977 to 1981 he was president and chief executive officer of Brink’s, a transportation company, which was a wholly-owned subsidiary of The Pittson Company.

     WILLIAM H. INGRAM (Age 64)

     Mr. Ingram has served as a director of Regent since June 1998. Mr. Ingram has served as chairman of the board of directors of Waller-Sutton Management Group, Inc. since its formation in early 1997. Waller-Sutton Management Group, Inc. manages Waller-Sutton Media Partners, L.P., an investment partnership focused on the media, communications and entertainment industries. Mr. Ingram is also a manager of Waller-Sutton 2000, L.L.C., which serves as the general partner, and manages the affairs of, Waller-Sutton 2000 L.P., an investment partnership focused on media, telecommunications and related industries. Mr. Ingram has also served since 1973 as president and chief executive officer of Sutton Capital Associates, Inc., an investment management firm co-founded by him, specializing in cable television, wireless telecommunications and related industries. He is also a director of Access Television Network, Inc.

     TIMOTHY M. MOONEY (Age 56)

     Mr. Mooney has served as a director of Regent since July 2003. From May 1996 until his retirement in December 2002, Mr. Mooney served as executive vice president and chief financial officer of Kendle International Inc., a publicly traded company that provides clinical research services to pharmaceutical and biotechnology companies. He also served as a director of Kendle International beginning in January 1997. Prior to joining Kendle International, Mr. Mooney served as the chief financial officer of two other publicly traded companies, The Future Now, Inc., a computer reseller, and Hook-SupeRx, Inc., a retail drugstore chain. Prior to 1988, he was a partner with Coopers & Lybrand, a predecessor to PricewaterhouseCoopers LLP. Mr. Mooney also serves as a director of Winton Financial Corporation.

     RICHARD H. PATTERSON (Age 45)

     Mr. Patterson has served as a director of Regent since June 1998. Mr. Patterson has served as a vice president of Waller-Sutton Management Group, Inc. since its formation in early 1997. Since April 2000 he has served as a managing member of Spire Capital Partners, L.P., a private equity fund specializing in media and communications. From 1986 through January 1999, Mr. Patterson was a partner of Waller Capital Corporation, a privately owned cable television brokerage firm. He also serves as a director of KMC Telecom, Inc. and a number of other privately held companies.

     WILLIAM P. SUTTER, JR. (Age 46)

     Mr. Sutter has served as a director of Regent since December 1999. He is currently a Principal with Hopewell Ventures, a Chicago-based private equity firm of which he is a founder. He is also an Adjunct Professor of Finance at Northwestern’s Kellogg Graduate School of Management, and serves as an advisor to two additional private equity funds. From 1984 to 2001, Mr. Sutter served as a vice president of Mesirow Financial Services, Inc., a financial services firm and the general partner of Mesirow Capital Partners VII, a stockholder of Regent. He currently serves as a director of two privately held companies.

     JOHN H. WYANT (Age 57)

     Mr. Wyant has served as a director of Regent since June 1998. Mr. Wyant has served as president of Blue Chip Venture Company, a venture capital investment firm, since its formation in 1990. Blue Chip Venture Company, together with its affiliates, manages an aggregate of approximately $600 million of committed capital for investment in privately held high-growth companies. Mr. Wyant is also a director of a number of privately held companies.

     None of the above named nominees for directors have any family relationships with any other nominee or with any executive officers of the Company.

Vote Required for Election of Directors

     Delaware law, under which the Company is incorporated, does not require a minimum number of votes for the election of a director. The Company’s bylaws, however, provide that the individuals receiving the greatest number of votes shall be elected as directors. Thus, abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have no effect in the election of directors.

     The holders of approximately 20% of the outstanding voting power of the Company are parties to a certain Third Amended and Restated Stockholders’ Agreement dated as of December 13, 1999, pursuant to which they have agreed to vote all of their shares for the election of a specific group of six individuals (to be identified from time to time by particular stockholders who are parties to the agreement) to the Board of Directors of the Company. Currently, the individuals so identified are Terry S. Jacobs, William L. Stakelin, William H. Ingram, Richard H. Patterson, Hendrik J. Hartong, Jr. and John H. Wyant. Accordingly, the voting agreements contained in the Stockholders’ Agreement will likely assure their election.

     It is the intention of the persons named as proxy holders in the proxy card to vote for the election of all nominees. The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee shall be unable to serve, the shares represented by proxy will be voted for such substitute nominee as the Board of Directors recommends, unless an instruction to the contrary is indicated on the proxy card.

     The Board of Directors unanimously recommends that you vote “FOR” the election of the above listed eight nominees for director.

Meetings of the Board of Directors and Attendance

     During the year ended December 31, 2003, the Board held five regularly scheduled meetings and two special telephonic meetings. Each director attended or participated in at least 75% of the meetings of the Board of Directors and all committees on which he served in 2003.

     The Board also regularly holds executive sessions of those members of the Board who meet the then current standards of independence. Such meetings have occurred during scheduled meetings of the full Board of Directors, at which time all members of the Company’s management team and non-independent directors are excused. The independent directors also could convene an executive session completely separate from any scheduled Board meeting if deemed appropriate. Executive sessions of the Board of Directors are chaired by the independent director as determined by the independent directors collectively to have the requisite experience and knowledge regarding the matters being discussed in a particular executive session. The Board of Directors believes that this practice provides for effective leadership of all executive sessions without the need to designate a lead or presiding director.

     The Board has not adopted a formal policy regarding director attendance at the Company’s annual meeting of stockholders. Typically, the Board of Directors has not scheduled a board meeting on the same day as the annual meeting. At the Company’s 2003 Annual Meeting, four of the nine directors elected at that meeting were in attendance.

Determination of Independence

     The Board of Directors has determined that Messrs. Hartong, Ingram, Mayfield, Mooney, Patterson and Sutter are independent directors in accordance with the standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards for issuers whose securities are listed on the Nasdaq Stock Market. Messrs. Jacobs, Stakelin and Fairman are not independent directors based on their employment by the Company within the past three years. Neither Mr. Mayfield nor Mr. Fairman will continue as directors following the Annual Meeting. Accordingly, 75% of the Company’s Board of Directors will be comprised of independent directors assuming the election at the Annual Meeting of all nominees named in this Proxy Statement.

Committees of the Board of Directors

     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee as described below.

     Audit Committee. The Audit Committee currently consists of four directors, Messrs. Mooney (Chairman), Hartong, Mayfield and Sutter, all of whom are independent directors as discussed above and satisfy the audit committee qualification standards contained in Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors also has determined that Mr. Mooney is an audit committee financial expert.

     The Audit Committee’s functions include the engagement of the Company’s independent auditors, review of the results of the audit engagement and the Company’s financial results, review of the auditors’ independence, review of the effectiveness of the Company’s internal controls and similar functions, and the approval of all auditing and non-auditing services performed by the independent auditors of the Company. The Audit Committee has revised its charter, attached hereto as Annex I and which may be found on the Company’s website at www.regentcomm.com at the “Corporate Governance” tab under the “Investor Information” heading. The Audit Committee held eight meetings during 2003.

     Compensation Committee. The Compensation Committee currently consists of three directors, Messrs. Wyant (Chairman), Ingram and Patterson, all of whom are independent directors as discussed above. The basic function of the Compensation Committee is to review and establish salaries, bonuses and other elements of compensation of the Company’s chief executive officer and other executive officers, as well as to determine stock option grants to such officers and other key employees. The Compensation Committee has adopted a charter, which may be found on the Company’s website at www.regentcomm.com at the “Corporate Governance” tab under the “Investor Information” heading. The Compensation Committee held three meetings during 2003.

     Nominating and Corporate Governance Committee. The Company formed its Nominating and Corporate Governance Committee in February 2003. The Nominating and Corporate Governance Committee currently consists of seven directors, Messrs. Mayfield (Chairman), Hartong, Ingram, Mooney (appointed in February 2004), Patterson, Sutter and Wyant, all of whom are independent as discussed above. The primary purpose of the Nominating and Corporate Governance Committee is to develop and recommend to the Board corporate governance policies and guidelines for the Company, and to nominate directors for election to the Board and appointment to committee membership. The Nominating and Corporate Governance Committee has adopted a charter, which may be found on the Company’s website at www.regentcomm.com at the “Corporate Governance” tab under the “Investor Information” heading. The Nominating and Corporate Governance Committee held six meetings during 2003.

Compensation of Directors

     Each non-management director of the Company receives an annual cash retainer of $12,000 paid $1,000 per month for his service as director, as well as reimbursement for reasonable out-of-pocket expenses incurred by him in connection with his duties as a director, including attending meetings of the Board and any committees thereof. The chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual cash retainer of $5,000, $2,500 and $2,500, respectively, for the additional services required of the Committee chair. Each member of these committees also receives $1,000 per meeting attended in person or by phone. In accordance with the Regent Communications, Inc. 2001 Directors’ Stock Option Plan, each non-management director, with the exception of Mr. Mooney, received 5,000 stock options for his service as a director in 2003. Mr. Mooney received a grant of 10,000 stock options at the first board meeting subsequent to his election as a director in July 2003, per the provisions of the plan.

Compensation Committee Interlocks and Insider Participation

     For the year ended December 31, 2003, the Compensation Committee consisted of three members, Messrs. Wyant, Ingram and Patterson. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any of Messrs. Wyant, Ingram or Patterson. The Company is a party to the two agreements described below, which agreements provide certain voting and registration rights to entities affiliated with Messrs. Wyant, Ingram and Patterson.

     Series F Convertible Preferred Stock Purchase Agreement. Under the terms of a stock purchase agreement dated as of June 15, 1998, to which the Company, Waller-Sutton Media Partners, L.P., William H. Ingram and the other purchasers named therein are parties, Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P., receives an annual monitoring fee of $75,000. Messrs. Ingram and Patterson are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc.

     Registration Rights Agreement. The Company is a party to a registration rights agreement dated as of June 15, 1998, as amended, with Waller-Sutton Media Partners, L.P., William H. Ingram, Blue Chip Capital Fund II Limited Partnership, Blue Chip Capital Fund III Limited Partnership, Miami Valley Venture Fund L.P., River Cities Capital Fund Limited Partnership, and affiliates of such entities. Under this agreement, upon a demand made by Waller-Sutton Media Partners, L.P. or by parties to the agreement who hold at least 10% of the Company’s outstanding common stock, Regent is required to register under the Securities Act of 1933 the shares of the Company’s common stock owned by these holders. In addition, the parties to the agreement have the right to join in certain registrations of Regent’s equity securities.

Communications with Directors

     The Company’s stockholders may communicate directly in writing with the Company’s Board of Directors by sending a letter to the Board at Regent Communications, Inc., Board of Directors, 100 E. RiverCenter Blvd., 9th Floor, Covington, Kentucky 41011. Your letter should state that you are a stockholder of Regent Communications, Inc. and provide evidence of your stock ownership if your shares are not registered in your own name. All such letters will be reviewed by a senior member of the Company’s accounting and finance department. Depending on the subject matter of your letter, management will: forward the communication to the full Board or the director to whom the letter is addressed; attempt to handle the inquiry directly, for example, where it is a request for information about the Company or it is related to your stock holdings; or not forward the communication if it relates to a clearly irrelevant, improper or frivolous topic. At each Board meeting, a member of management will summarize for the full Board of Directors all non-forwarded letters and make those letters available to any Director who indicates a desire to see the actual communication.

Code of Business Conduct and Ethics

     The Board of Directors has adopted the Regent Communications, Inc. Code of Business Conduct and Ethics applicable to all Company employees, including the chief executive officer and all senior financial officers and employees. The Code may be found on the Company’s website at www.regentcomm.com at the “Corporate Governance” tab under the “Investor Information” heading.

EXECUTIVE OFFICERS

     The executive officers of the Company, their ages, and the positions they hold with the Company are as follows:

Name	Age	Position
Terry S. Jacobs	61	Chairman of the Board, Chief Executive Officer, Treasurer

William L. Stakelin	61	President, Chief Operating Officer, Secretary

Anthony A. Vasconcellos	39	Senior Vice President and Chief Financial Officer

     Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. Information with respect to the business experience, principal occupations during the past five years and affiliations of the executive officers of Regent who are not also directors is set forth below. Information regarding Messrs. Jacobs and Stakelin is set forth above under the caption “ELECTION OF DIRECTORS — Information Regarding Director Nominees.”

     Anthony A. Vasconcellos, a certified public accountant, joined Regent in September 1998 as Vice President and Chief Financial Officer. In December 2000, he became Senior Vice President and Chief Financial Officer. Mr. Vasconcellos served as an auditor for the international accounting firm of Coopers & Lybrand from July 1987 to September 1991. In October 1991, he joined LensCrafters, Inc., an optical company, which by 1998 had 800 retail stores and $1.2 billion in revenues. From February 1992 to March 1994, Mr. Vasconcellos served as controller of LensCrafters’ Canadian subsidiary, and from 1994 to 1998, he served as a senior financial and accounting manager for LensCrafters. Mr. Vasconcellos currently serves on the board of directors of the Broadcast Cable Financial Management Association, an organization that is composed of and represents financial professionals in the industry.

EXECUTIVE COMPENSATION

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and each of the Company’s other two executive officers (the “named executives”) during each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation
Name and					Securities
Principal		Salary	Bonus		Underlying	All Other
Position	Year	($)(a)	($)		Options (#)(e)	Compensation ($)
Terry S. Jacobs	2003	346,112	103,834	(b)	125,000	9,923	(f)
Chairman and	2002	332,800	199,680	(c)	125,000	8,654	(f)
Chief Executive	2001	320,000	93,472	(d)	125,000	5,100	(g)
Officer

William L. Stakelin	2003	313,664	94,099	(b)	100,000	9,468	(f)
President and	2002	301,600	180,960	(c)	100,000	8,318	(f)
Chief Operating	2001	290,000	84,709	(d)	100,000	5,100	(g)
Officer

Anthony A. Vasconcellos	2003	216,320	64,896	(b)	75,000	8,062	(f)
Senior Vice	2002	208,000	124,800	(c)	75,000	7,268	(f)
President and Chief	2001	200,000	58,425	(d)	100,000	3,605	(g)
Financial Officer

(a)	Includes amounts deferred at the election of the recipient under the Company’s 401(k) and deferred compensation plans.

(b)	The bonuses paid to the Company’s named executives for 2003 performance were paid 70% in cash and 30% in shares of common stock. The value of each share of stock was determined to be $7.00, based on the average of the high and low sales prices for a share of Company common stock on February 2, 2004 (the date of the bonus determination). Based on such value Mr. Jacobs received 4,450 shares, Mr. Stakelin received 4,032 shares and Mr. Vasconcellos received 2,781 shares.

(c)	The bonuses paid to the Company’s named executives for 2002 performance were paid 70% in cash and 30% in shares of common stock. The value of each share of stock was determined to be $5.905, based on the average of the high and low sales prices for a share of Company common stock on February 4, 2003 (the date of the bonus determination). Based on such value, Mr. Jacobs received 10,144 shares, Mr. Stakelin received 9,193 shares and Mr. Vasconcellos received 6,340 shares.

(d)	The bonuses awarded to the Company’s named executives for 2001 performance were awarded 40% in cash and 60% in units of phantom stock, payable in cash or stock on January 30, 2003 in the discretion of the recipient. The value of each phantom stock unit was determined to be $6.265, the average of the high and low sale prices for a share of Company common stock on January 30, 2002 (the date of the bonus determination). Based on such value, Mr. Jacobs received 9,194 units ($57,600), Mr. Stakelin received 8,332 units ($52,200) and Mr. Vasconcellos received 5,747 units ($36,000). At January 30, 2003, the date of maturity, the value of each phantom stock unit was determined to be $5.99, the average of the high and low sales prices for a share of Company common stock on that date. Each named executive elected to receive the cash value of the phantom units. Based on such value, Mr. Jacobs received $55,072, Mr. Stakelin received $49,909 and Mr. Vasconcellos received $34,425.

(e)	Represents the number of shares of the Company’s common stock issuable upon exercise of options granted to the named executives under the Company’s 1998 Management Stock Option Plan.

(f)	Represents amounts paid to each named executive pursuant to the Company’s matching contributions to its 401(k) profit sharing plan and deferred compensation plan.

(g)	Represents amounts paid to each named executive pursuant to the Company’s matching contributions to its 401(k) profit sharing plan. Because the full amount of the match could not be contributed to the participant’s 401(k) account in 2001 due to Internal Revenue Code limitations, the Company contributed $623 in shares of the Company’s common stock to the participant’s 401(k) account and paid the balance in cash directly to the participant.

Stock Options

     The following table sets forth information concerning individual grants of options to purchase the Company’s common stock made to the Company’s named executives in 2003:

OPTION GRANTS IN LAST FISCAL YEAR

	Number of	Percent of			Potential Realizable
	Shares	Total Options	Exercise		Value at Assumed
	Underlying	Granted To	or Base		Annual Rates of Stock
	Options	Employees In	Price	Expiration	Price Appreciation For
Name	Granted(a)	Fiscal Year	($/SH.)	Date	Option Term(b)
					5%($)	10%($)
Terry S. Jacobs	125,000	24.24%	5.86	1/3/13	460,665	1,167,416
William L. Stakelin	100,000	19.39%	5.86	1/3/13	368,532	933,933
Anthony A. Vasconcellos	75,000	14.54%	5.86	1/3/13	276,399	700,449

(a)	All such options were granted January 3, 2003 under the Company’s 1998 Management Stock Option Plan. All options vest 20% on each anniversary of the grant date and are exercisable in full after the end of five years of continued employment. In the event the Company would consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under this plan become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

(b)	Calculated based upon assumed stock prices for the Company’s common stock of $9.55 and $15.20, respectively, if 5% and 10% annual rates of stock appreciation are achieved over the full term of the option. The potential realizable gain equals the product of the number of shares underlying the option grant and the difference between the assumed stock price and the exercise price of each option.

     The Company’s named executives did not exercise any stock options during 2003. The following table sets forth certain information regarding potential future individual exercises of stock options by each named executive.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

	Shares
	Acquired	Value
	on	Realized	Number of Shares Underlying		Value of Unexercised In-the-
Name	Exercise(#)	($)	Unexercised Options at 12/31/03		Money Options at 12/31/03(a)
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Terry S. Jacobs	0	0	728,333	380,000	882,000	169,250
William L. Stakelin	0	0	713,333	320,000	882,000	157,000
Anthony A. Vasconcellos	0	0	100,000	200,000	60,750	43,500

(a)	The value of unexercised options is calculated by determining the difference between $6.35 per share, the last reported sale price of a share of the Company’s common stock through December 31, 2003, and the exercise price of the option, multiplied by the number of shares subject to the option.

Compensation Committee Report

     The primary function of the Compensation Committee, which consists entirely of independent directors, as defined under current Nasdaq Stock Market listing standards, is to oversee policies relating to executive compensation, including salary, incentive bonuses, fringe benefits and stock option awards. Its goals are for the Company’s compensation program to provide strong incentives to senior management to pursue actions that will directly benefit the Company and its stockholders. The principles underlying the Company’s executive compensation program are:

•	the Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel;

•	executive compensation in excess of base salaries should be tied to the performance of the Company and the individual executive; and

•	the financial interests of the executives should be aligned with the financial interests of the stockholders.

     The Company’s compensation package for its executive officers has three basic components: base salary, annual performance-based bonuses (payable partly in cash and partly in equity-based incentives) and stock option grants. With the exception of the base salaries of the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, which are provided for in their employment agreements with the Company, executive base salary levels and annual bonuses are established by the Compensation Committee. The Compensation Committee awards stock option grants under the 1998 Management Stock Option Plan.

     The Compensation Committee annually reviews the compensation of each executive officer. It is the Compensation Committee’s policy to establish base salaries for its executives at levels that it perceives are fair and competitive with those of executives with similar responsibilities at companies that are considered to be comparable to Regent in terms of assets, net worth, revenue, operating cash flow and/or earnings per share. The Compensation Committee reviews such information as may be acquired from annual reports and proxy materials of such other companies, business and industry publications and other sources as may be available from time to time. Such companies include, but are not limited necessarily to, other radio broadcasting companies. The Committee’s primary objective is to set executive salaries at levels the Committee believes are appropriate for the duties and scope of responsibilities of each officer’s position and competitive with comparable companies so that the Company can attract and retain qualified individuals in a competitive market.

     In addition to base salaries, the Compensation Committee also considers whether the performance of the Company’s executive officers merits additional bonus compensation for the fiscal year most recently completed. The ability of each executive officer to earn bonus compensation is based one half upon the Company’s financial performance and one half upon the executive officer’s individual performance as determined in the Compensation Committee’s judgment. If the established objectives are attained in full, the Company’s executive officers generally would be expected to earn bonuses equal to 60% of base salary. However, the Compensation Committee retains discretion to establish a lower percentage for individual officers and to award a larger bonus if the Company would exceed the financial performance goals. The Compensation Committee has also determined that bonuses earned by executive officers should be paid partly in Company common stock to further align the interests of senior management with those of the Company’s stockholders. The Compensation Committee generally believes that executive officer bonuses should be paid 70% in cash and 30% in stock, subject to the Committee’s discretion to adjust such percentages from time to time to satisfy the best interests of the Company and its stockholders.

     Stock option grants are designed to encourage the Company’s executives and other key employees to remain employed by the Company and to contribute to the Company’s overall performance and, thus, the performance of the Company’s common stock in the market. Generally, annual option grants are intended to reflect the executive’s attainment of Company and personal goals. Historically, the Compensation Committee awarded stock options near the time of the Company’s annual meeting of stockholders, based largely on the individual performance of the executive officer for the fiscal year most recently completed. The Compensation Committee determined in 2002 that stock option awards should be made in January of each year in conjunction with the determination of any bonus that may be awarded to executive officers for performance in the prior fiscal year.

     The annual bonus potential of the Company’s Chief Executive Officer is provided for in his employment agreement with the Company and is based on his performance and that of the Company, and the achievement of certain goals established for each year. In addition, his employment agreement entitles the Chief Executive Officer to receive, at the discretion of the Board of Directors, grants of incentive and non-qualified stock options.

     The Compensation Committee applied the above considerations in determining the 2003 compensation for the Company’s Chief Executive Officer, Mr. Terry S. Jacobs. In accordance with the terms of his employment agreement, which provide for an increase in base salary each year in the discretion of the Board of Directors, Mr. Jacobs’ base salary was increased from $332,800 in 2002 to $346,112 in 2003. The Compensation Committee believed that such increase was merited given the Company’s continuing growth.

     In February 2004, the Compensation Committee also awarded Mr. Jacobs a performance bonus of $103,834 for his performance in 2003. Because the Company did not fully meet its financial performance objectives, Mr. Jacobs did not realize his full potential bonus amount in 2003. Accordingly, the 2003 bonus represents a decrease from the $199,680 bonus that the Compensation Committee awarded to Mr. Jacobs in 2002. The fiscal year 2003 bonus awarded by the Compensation Committee to Mr. Jacobs primarily reflects the Committee’s favorable view of Mr. Jacobs’ individual performance in his role as Chief Executive Officer in the Company’s significant progress, achievements and accomplishments in acquisitions, operations, capitalization and finance as the Company continues to pursue its objective of enhancing long term stockholder value.

     In December 2003, the Compensation Committee awarded Mr. Jacobs stock options effective in January 2004 to acquire 125,000 shares of Company common stock. This award is consistent with the Compensation Committee’s belief that the financial interests of the Chief Executive Officer, and other executive officers, should be increasingly related to their ability to increase value for all of the Company’s stockholders. The size of the award was based on the Compensation Committee’s determination that Mr. Jacobs’ performance in 2003 warranted a sizeable stock option grant. The Compensation Committee also determined that the Company’s other executive officers earned similar bonuses and stock option awards for 2003 based upon the Company’s performance as well as their individual performances.

2003 Compensation Committee Members:	John H. Wyant, Chairman
William H. Ingram
Richard H. Patterson

Employment Agreements

     The Company has employment agreements with Terry S. Jacobs, William L. Stakelin and Anthony A. Vasconcellos. Mr. Jacobs is employed as Regent’s Chairman and Chief Executive Officer, Mr. Stakelin is employed as Regent’s President and Chief Operating Officer, and Mr. Vasconcellos is employed as Regent’s Senior Vice President and Chief Financial Officer. The employment agreements for each of Messrs. Jacobs and Stakelin also requires the Company to seek to cause each of them to be nominated to serve on the Company’s Board of Directors. Each of their employment agreements is for a three-year term commencing January 1, 2004 and ending December 31, 2006.

     Under their employment agreements, beginning January 1, 2004 Mr. Jacobs is entitled to a base salary of no less than $352,688, Mr. Stakelin is entitled to a base salary of no less than $319,624, and Mr. Vasconcellos is entitled to a base salary of no less than $222,810. The base salary amounts are subject each 12-month period to an increase in the discretion of the Board of Directors and to a mandatory cost-of-living increase tied to the Consumer Price Index-All Items. The employment agreements also provide for Messrs. Jacobs, Stakelin and Vasconcellos to receive discretionary annual bonuses in accordance with the Company’s Senior Management Bonus Plan. These bonuses, if any, will be determined by the Compensation Committee of the Board of Directors of Regent and are based on performance of the executive and Regent and the achievement of certain goals established for each year. In addition, the employment agreements entitle Messrs. Jacobs and Stakelin each to receive, at the discretion of the Compensation Committee of the Board of Directors, annual grants of incentive and non-qualified options to purchase common stock of the Company. The employment agreements also provide for Messrs. Jacobs, Stakelin and Vasconcellos to receive use of an automobile, parking and automobile insurance coverage at Regent’s expense and other benefits available to key management employees.

     Messrs. Jacobs, Stakelin and Vasconcellos may terminate their respective agreements for any reason upon 90 days notice and the Company may terminate the agreements at any time. In the event of a termination by reason of death or disability, in the event of a termination by the Company without cause or upon expiration of the employment period, then (a) Regent may, at its election, purchase: (i) all shares of Regent stock owned by the executive at a price equal to its fair market value as of the date of termination and (ii) all vested stock options held by him at a price equal to the excess of the fair market value of the underlying stock over the exercise price, or, if there is no such excess, then for $100; (b) all unvested options will terminate; and (c) the executive is entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability. In the case of termination due to death or disability, the executive is also entitled to a prorated portion of any bonus to which he otherwise would have been entitled. If employment is terminated by Regent without cause, the employment agreements entitle Mr. Jacobs or Mr. Stakelin, as the case may be, to receive, in addition to base salary and bonus prorated through the date of termination, the greater of his current base salary for an additional 12-month period or his current base salary throughout the remaining portion of the current three-year term of the employment agreement. In the event of a termination by either the Company or the executive within 24 months following a change of control of the Company, the executive is entitled to receive all accrued and unpaid compensation earned prior to termination plus an amount equal to 2.25 times the executive’s current base salary, which base salary shall be calculated on an amount no less than the executive’s base salary prior to the change of control. For purposes of the employment agreements, a “change of control” shall be deemed to have occurred upon the acquisition by any person or group of persons of 30% or more of the Company’s voting power; upon the stockholders of the Company having less than 50% of the voting power of the resulting entity following a reorganization, merger or consolidation; or upon the liquidation, dissolution of sale of all or substantially all of the Company’s assets.

     Messrs. Jacobs, Stakelin and Vasconcellos are subject to customary non-competition and non-solicitation covenants during their period of employment with Regent and for an 18-month period thereafter (12 months in the case of a termination of employment by Regent without cause where severance is being paid) as well as customary confidentiality covenants.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the common stock of Regent Communications, Inc., the Nasdaq Stock Market (U.S.) Index and the S&P 400 Broadcasting & Cable TV Index, adjusted for stock splits and dividends, for the period from January 25, 2000, the first day of trading of Regent’s common stock, through December 31, 2003. The data set forth below assumes $100 was invested in Regent’s common stock and in each Index on January 25, 2000 with dividends, if any, reinvested. The total stockholder returns are not necessarily indicative of future returns.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG REGENT COMMUNICATIONS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P 400 BROADCASTING & CABLE TV INDEX

	Cumulative Total Return
	1/25/00	12/31/00	12/31/01	12/31/02	12/31/03
REGENT COMMUNICATIONS, INC.	$100.00	$69.85	$79.41	$69.53	$74.71
NASDAQ STOCK MARKET (U.S.)	$100.00	$59.16	$46.96	$32.47	$48.54
S & P 400 BROADCASTING & CABLE TV	$100.00	$71.91	$80.59	$80.29	$95.48

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, and upon written representations from certain reporting persons, the Company believes that, for the year ended December 31, 2003, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater than ten percent stockholders were complied with on a timely basis except for one late Form 4 filing by each of Messrs. Jacobs, Stakelin and Vasconcellos relating to their receipt of stock options in January 2003.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

     Under the terms of a stock purchase agreement dated as of June 15, 1998 to which the Company, Waller-Sutton Media Partners, L.P., William H. Ingram and the other purchasers named therein are parties, Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P., receives an annual monitoring fee of $75,000. Messrs. Ingram and Patterson are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2004, the number and percentage of the Company’s common stock held by (i) persons known to the Company to be beneficial owners of more than 5% of a class of the Company’s securities, (ii) the Company’s directors, (iii) those executive officers of the Company named in the Summary Compensation Table appearing under “Executive Compensation,” and (iv) all executive officers and directors of the Company, as a group.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address of Beneficial Owner(a)	Ownership(a)		of Class(a)
Wellington Management Company LLP	4,524,900	(b)	9.72%
Blue Chip Venture Company, Ltd.	3,246,356	(c)	6.97%
Waller-Sutton Media Partners, L.P.	3,141,554	(d)	6.65%
WPG Corporate Development Associates V, L.L.C. and affiliated fund	2,975,452	(e)	6.37%
Dimensional Fund Advisors, Inc.	2,582,434	(f)	5.55%
Terry S. Jacobs	1,317,210	(g)	2.78%
William L. Stakelin	943,493	(h)	1.99%
John H. Wyant	3,291,356	(c)(i)	7.06%
William H. Ingram	3,286,554	(d)(j)	7.05%
Richard H. Patterson	3,176,554	(d)(k)	6.72%
Hendrik J. Hartong, Jr.	2,990,452	(e)(l)	6.40%

	Amount and
	Nature of
	Beneficial		Percent
Name and Address of Beneficial Owner(a)	Ownership(a)		of Class(a)
Joel M. Fairman	252,651	(m)	*
R. Glen Mayfield	103,236	(n)	*
Timothy M. Mooney	10,000	(o)	*
William P. Sutter, Jr.	57,000	(p)	*
Anthony A. Vasconcellos	169,329	(q)	*
All executive officers and directors as a group (11 persons)	12,456,281	(r)	25.24%

*	Less than 1%.

(a)	The Securities and Exchange Commission has defined “beneficial ownership” to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of affiliated companies as to which beneficial ownership may be disclaimed. Addresses of 5% beneficial owners appear in the notes below. All information regarding persons and entities other than the Company’s directors and named executives has been included by the Company in reliance upon the most recent SEC filings of such persons and entities.

Shares issuable upon exercise of options or warrants within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to own beneficially such securities. Accordingly, the percent of class specified for each beneficial owner represents the highest percentage of the class that owner could own, assuming such owner exercises all options and warrants that are exercisable by him within 60 days and assuming that no other beneficial owner exercises options or warrants.

(b)	The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. Pursuant to its Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004, Wellington Management Company informed the Company that it has shared voting power over 2,804,000 shares and shared dispositive power over 4,424,900 shares in Wellington’s role as investment adviser to its various clients, none of who are known to have such rights or powers with respect to more than five percent of the Company’s common stock.

(c)	Includes: (A) 2,382,241 shares held by Blue Chip Capital Fund, II, Limited Partnership (“Blue Chip II”); (B) 300,479 shares held by Miami Valley Venture Fund, Limited Partnership (“Miami Valley”); and (C) 563,636 shares held by Blue Chip Capital Fund, III, Limited Partnership (“Blue Chip III”). Blue Chip Venture Company, Ltd. is the general partner of Blue Chip II and Blue Chip III and is an affiliate of a special limited partner and portfolio manager of Miami Valley. Blue Chip Venture Company, Ltd. has indicated that it exercises sole voting and dispositive power over the indicated shares held by Blue Chip II, Blue Chip III and Miami Valley. John H. Wyant, a director of the Company, is a beneficial owner and manager of Blue Chip Venture Company, Ltd. Mr. Wyant exercises shared voting and investment powers with respect to the securities beneficially owned by Blue Chip Venture Company, Ltd., but disclaims beneficial ownership of those securities. The address of these entities and Mr. Wyant is 1100 Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202.

(d)	Represents 2,491,554 shares and warrants currently exercisable for 650,000 shares of the Company’s common stock held in the name of Waller-Sutton Media Partners, L.P. William H. Ingram and Richard H. Patterson, directors of the Company, are members of Waller-Sutton Media, LLC, the general partner of Waller-Sutton Media Partners, L.P., and are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc., the management company for Waller-Sutton Media Partners, L.P. Messrs. Ingram and Patterson have advised the Company that they disclaim beneficial ownership of the securities held by Waller-Sutton Media Partners, L.P. The address of Waller-Sutton Media Partners, L.P. and Mr. Ingram is One Rockefeller Plaza, Suite 330, New York, New York 10020. Mr. Patterson’s address is 10 Town Square, Suite 200, Chatham, New Jersey 07928.

(e)	Includes: (A) 2,464,162 shares held by WPG Corporate Development Associates V, L.L.C. (“WPG V”) and 381,290 shares held by WPG Corporate Development Associates (Overseas) V, L.P. (“WPG Overseas”); and

(B) warrants to purchase 112,580 shares held by WPG V and warrants to purchase 17,420 shares held by WPG Overseas. WPG V and WPG Overseas are private equity funds sponsored by Weiss, Peck & Greer LLC. CDA V Managing GP Overseas Ltd. is the sole general partner of WPG (Overseas). CDA V Managing GP Overseas Ltd. has indicated that it has delegated voting and dispositive power over the indicated shares held by WPG Overseas to WPG PE Fund Advisor II (Overseas), L.L.C., the Fund Investment Advisor Partner of WPG Overseas. WPG PE Fund Advisor II, L.L.C. is the Fund Investment Advisor Member of WPG V. WPG PE Fund Advisor II, L.L.C. has indicated that it exercises sole voting and dispositive power over the indicated shares held by WPG V. Mr. Hartong is a member and beneficial owner of HJH Partners, LLC. HJH Partners, LLC is the managing member of WPG PE Fund Advisor II, L.L.C. and WPG PE Fund Advisor II (Overseas), L.L.C. Mr. Hartong exercises shared voting and investment powers with respect to the securities beneficially owned by WPG V and WPG (Overseas), but disclaims beneficial ownership of those securities except to the extent of his pecuniary interest in such funds. The address of these entities is 2200 Sand Hill Road, Menlo Park, California 94025. Mr. Hartong’s address is 8 Sound Shore Drive, Suite 265, Greenwich, Connecticut 06830.

(f)	The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Pursuant to its Schedule 13G filed with the Securities and Exchange Commission on February 6, 2004, Dimensional Fund Advisors informed the Company that it has voting and/or investment power over the indicated shares in Dimensional Fund Advisors’ role as investment adviser or manager to four investment companies and certain commingled group trusts and separate accounts. Dimensional Fund Advisors disclaims beneficial ownership of these securities.

(g)	Represents (A) 513,877 shares held by Mr. Jacobs individually (including shares held for his account in the Company’s 401(k) plan and Employee Stock Purchase Plan); and (B) options exercisable within 60 days for up to 803,333 shares of the Company’s common stock.

(h)	Represents (A) 169,160 shares held by Mr. Stakelin individually (including shares held for his account in the Company’s 401(k) plan and Employee Stock Purchase Plan); (B) 500 shares owned by Mr. Stakelin’s minor son and 500 shares owned by Mr. Stakelin’s minor daughter; and (C) options exercisable within 60 days for up to 773,333 shares of the Company’s common stock.

(i)	Includes 10,000 shares held by John H. Wyant individually and options exercisable within 60 days for up to 35,000 shares of the Company’s common stock. See also Note (c) above.

(j)	Includes: (A) 100,000 shares and warrants currently exercisable for 10,000 shares of the Company’s common stock held by Mr. Ingram, a director of the Company, and (B) options exercisable within 60 days for up to 35,000 shares of the Company’s common stock. See also Note (d) above.

(k)	Includes options exercisable within 60 days for up to 35,000 shares of the Company’s common stock held by Mr. Patterson. See Note (d) above.

(l)	Includes options exercisable within 60 days for up to 15,000 shares of the Company’s common stock held by Mr. Hartong. See Note (e) above.

(m)	Represents 182,651 shares held by Mr. Fairman and options exercisable within 60 days for up to 70,000 shares of the Company’s common stock.

(n)	Includes: (A) 37,230 shares held by River Cities Capital Fund Limited Partnership; (B) 20,189 shares held by a trust of which Mr. Mayfield is the trustee and sole beneficiary; (C) 664 shares held by Mayson, Inc. ; (D) 5,153 shares held by River Cities Management Limited Partnership, as Escrow Agent for the benefit of Mr. Mayfield, and (E) options exercisable within 60 days for up to 40,000 shares of the Company’s common stock. Mr. Mayfield, a director of the Company, is the vice president, a director and a 50% stockholder of Mayson, Inc., the general partner of River Cities Management Limited Partnership, which is the general partner of River Cities Capital Fund Limited Partnership. Mr. Mayfield exercises shared voting and investment powers over the securities held by River Cities Capital Fund Limited Partnership, but disclaims beneficial ownership of such securities.

(o)	Includes options exercisable within 60 days for up to 10,000 shares of the Company’s common stock held by Mr. Mooney.

(p)	Includes: (A) 25,000 shares held by William P. Sutter, Jr. individually and 2,000 shares held by Mr. Sutter’s two minor children, and (B) options exercisable within 60 days for up to 30,000 of the Company’s common stock.

(q)	Represents: (A) 19,329 shares held by Mr. Vasconcellos (including shares held for his account in the Company’s 401(k) plan and Employee Stock Purchase Plan); and (B) options exercisable within 60 days for up to 150,000 shares of the Company’s common stock.

(r)	See Notes (c), (d), (e), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p) and (q) above.

REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the Audit Committee members are independent directors, as defined under current Nasdaq Stock Market listing standards. During the current year, the Audit Committee met eight times. Four of those meetings were scheduled at the appropriate quarterly intervals so that the Audit Committee could discuss with the Chief Financial Officer and independent auditors prior to its public filing, the interim and annual financial information contained in each quarterly Form 10-Q filing and the annual Form 10-K filing.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2003 with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

2003 Audit Committee Members:	Timothy M. Mooney, Chairman
Hendrik J. Hartong, Jr.
R. Glen Mayfield
Willam P. Sutter, Jr.

INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm of PricewaterhouseCoopers LLP (the “Auditors”) was engaged by Regent to audit Regent’s consolidated financial statements for the year ended December 31, 2003. It is anticipated that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire. The Audit Committee of the Board of Directors has not yet appointed a principal accounting firm for the year 2004 as the Committee’s practice is to make such determination after the Annual Meeting and after all year end financial statements and disclosures have been completed in full.

Principal Accounting Firm Fees

     The following table sets forth the aggregate fees billed to Regent Communications, Inc. for the fiscal years ended December 31, 2003 and 2002 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP.

	December 31, 2003		December 31, 2002
Audit Fees	$224,100	(a)	$297,003	(a)
Audit-Related Fees	32,703	(b)	15,400	(b)
Tax Fees	—		—
All Other Fees	—		—

Total	$256,803		$312,403

(a)	Includes fees for professional services rendered for the audit of the consolidated financial statements of the Company, issuance of consents and assistance with review of documents filed with the Securities and Exchange Commission.

(b)	Includes fees for services related to benefit plan audits, research and compliance with new accounting requirements.

     The aggregate amount of all services other than audit, review or attest services provided by the Auditors to the Company constituted 12.7% and 4.9% of the total amount of revenues paid by the Company to the Auditors during 2003 and 2002, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

     The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. In January 2004, the Audit Committee established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor, which policy may be found on the Company’s website at www.regentcomm.com at the “Corporate Governance” tab under the “Investor Information” heading. The policy provides for the general pre-approval of specific types of services subject to specific cost limits to be determined by the Audit Committee from time to time. Specific pre-approval is required for any services for which general pre-approval has been granted pursuant to the policy, if no cost limit has been set and/or if the cost would exceed the specified limit. All other permitted services also require specific pre-approval.

     The pre-approval policy adopted by the Audit Committee delegates pre-approval authority to any member of the Audit Committee to address any requests for pre-approval of services between Audit Committee meetings. Any member of the Audit Committee who exercises delegated authority must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to the Company’s management any authority to pre-approve services performed by the independent auditors.

     The Company’s Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services as determined pursuant to the annual auditor engagement letter and the fee limitations adopted pursuant to the pre-approval policy. The Chief Financial Officer shall report on the status of fees to the full Audit Committee no less frequently than annually, and more often as may be requested by the Audit Committee. For every proposed pre-approved service set forth in the policy, the independent auditor is to provide detailed back-up documentation to the Audit Committee regarding the specific services to be provided.

     All of the services provided by the independent auditor to the Company in 2003 were specifically pre-approved by the Audit Committee.

PROPOSAL 2

PROPOSAL TO AMEND THE REGENT COMMUNICATIONS, INC.
1998 MANAGEMENT STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON
STOCK ISSUABLE THEREUNDER

     The Compensation Committee of the Board of Directors of the Company, at its meeting on February 2, 2004, approved an amendment to the Regent Communications, Inc. 1998 Management Stock Option Plan (the “Management Plan”). The Management Plan permits a committee of the Company’s Board of Directors to grant non-qualified stock options and incentive stock options to officers and key employees, including all of the executive officers of the Company.

     The Management Plan was first adopted by the Company’s Board of Directors and approved by the Company’s stockholders, effective January 1, 1998, and subsequently amended in May 2001. The Management Plan currently provides for the issuance of options to purchase up to 4,000,000 shares of the Company’s common stock to those of the Company’s full-time employees and those of its subsidiaries who are determined by the Compensation Committee of the Board of Directors to be key management employees whose performance merits special recognition. The Compensation Committee has granted options to a total of 96 employees under the plan.

     The Management Plan permits the granting of incentive stock options under Section 422 of the Internal Revenue Code, as well as non-qualified stock options. The exercise price of the stock options are determined by the Compensation Committee but in no case may the exercise price be less than the fair market value of the underlying stock on the date of grant (110% of the fair market value for incentive stock options granted to any 10% stockholders). The Company common stock underlying options that expire or are surrendered unexercised become available for reissuance under the plan. Options granted under the Management Plan may be exercisable for up to ten years following the date of grant, except that incentive stock options granted to employees who own more than 10% of the Company’s voting shares may not be exercisable beyond five years from the date of grant. The Compensation Committee is authorized to determine all other terms of the options under the Management Plan including vesting and termination. Upon a participant’s termination of employment for any reason other than death or disability, vested options will remain exercisable for up to three months. Upon a participant’s termination due to disability, the vested options will remain exercisable for one year and upon a participant’s death, vested options will remain exercisable for up to six months. Unvested options will be forfeited upon a termination for any reason. Unless earlier terminated by the Board of Directors, the Management Plan will terminate December 31, 2007.

     At March 31, 2004, there were 3,739,039 stock options currently outstanding under the Management Plan and 260,961 stock options available for future grants. The purpose of amending the Management Plan is to increase the number of shares eligible for issuance thereunder by five hundred thousand (500,000) shares to an aggregate of four million five hundred thousand (4,500,000) shares to ensure that the Company has a sufficient number of available options for potential grants to key employees for at least the next twelve months. The proposed amendment to the Management Plan will not result in any new plan benefits to the Company’s directors, executive officers or other employees, other than providing them with an opportunity to acquire additional stock options.

     The purpose of the Management Plan is to promote the success of the Company and its subsidiaries by providing incentives to key employees and officers that link their compensation to the long-term financial success of the Company and its subsidiaries and to growth in stockholder value. The Management Plan is designed to provide flexibility to the Company and its subsidiaries in their ability to motivate, attract and retain the services of key employees and officers upon whose judgment, interest and special effort the successful conduct of their operations is largely dependent. The Board of Directors believes that the Management Plan accomplishes these results. However, in light of new and proposed accounting standards relating to stock options, the Compensation Committee intends to analyze additional forms of equity compensation that may better suit the Company’s needs and expects that a new equity compensation plan may be presented to the Company’s stockholders at the Company’s 2005 annual meeting.

     The proposal to approve and adopt the proposed amendment to the Management Plan is contained in the resolution attached to the Proxy Statement as Annex 2 and will be submitted to the stockholders for adoption at the Annual Meeting. The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the amendment to the Management Plan. Abstentions from voting on this particular proposal are treated as votes against, while shares not voted by brokers on any matters presented to stockholders will have no effect on the adoption of this proposal. Such vote will also satisfy the stockholder approval requirements of Section 422 of the Code with respect to the grant of incentive stock options under the Management Plan. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted “FOR” this proposal and the adoption of the amendment to the Management Plan.

The Board of Directors unanimously recommends a vote “FOR” adoption of the amendment to The 1998 Management Stock Option Plan.

Equity Compensation Table

     As of December 31, 2003, the current number of stock options and other securities convertible into common stock of the Company is shown in the table below. If the amendment to the Management Plan is approved, the total number of securities available for future grants would increase to 2,172,198.

Number of securities
	Number of		remaining available
	securities to be		for issuance under
	issued upon	Weighted average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
	and rights	and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,483,916 (1)	$6.04	1,672,198 (2)

Equity compensation plans not approved by security holders	—	—	—

Total	3,483,916	$6.04	1,672,198

(1)	Includes outstanding awards under the Company’s 1998 Management Stock Option Plan and the 2001 Directors Stock Option Plan

(2)	Includes securities that may be awarded under the Company’s 1998 Management Stock Option Plan, the 2001 Directors Stock Option Plan, the Employee Stock Purchase Plan and the Senior Management Bonus Plan.

STOCKHOLDER PROPOSALS FOR 2005
ANNUAL MEETING

     Stockholders may submit proposals to be voted on at the 2005 Annual Meeting of Stockholders. At the time such proposal is submitted, the proponent must be a record or beneficial owner of at least 1% or $2,000 in market value of Regent’s shares entitled to vote on the proposal and must have held such shares for at least one year and continue to own such shares through the date of the 2005 Annual Meeting. In order for a stockholder proposal to be included in the proxy statement and form of proxy for the 2005 Annual Meeting, the proposal must be received at Regent’s principal executive offices no later than December 25, 2004, and must otherwise comply with applicable requirements established by the Securities and Exchange Commission.

     Any stockholder who intends to propose any other matter to be acted upon at the 2005 Annual Meeting of Stockholders (but not include such proposal in the Company’s proxy statement) must inform the Company no later than February 26, 2005. If notice is not provided by that date, the persons named in the Company’s proxy for the 2005 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2005 Annual Meeting.

OTHER MATTERS

     At the Annual Meeting it is intended that the election of directors, as set forth in the accompanying Notice and described in this Proxy Statement, will be presented. The Board of Directors of the Company is not aware of any other matters that may be presented at the meeting. If any other matters should be properly presented at the meeting, the persons named in the enclosed proxy card intend to exercise the proxies granted to them and to vote according to their best judgment.

     You are urged to complete, sign, date and return your proxy card promptly to make certain that your shares will be voted at the 2004 Annual Meeting. For your convenience in returning the proxy card, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

     A copy of Regent’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to stockholders upon request. Requests should be addressed to Ms. Christina Tenhundfeld, Assistant Secretary, at the Company’s offices, 100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky 41011. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By Order of the Board of Directors:

William L. Stakelin, Secretary

ANNEX 1

As Approved by the Board of Directors
on February 3, 2004

REGENT COMMUNICATIONS, INC.
AUDIT COMMITTEE CHARTER

     This Charter establishes and sets forth the qualifications and responsibilities of the audit committee (the “Committee”) of the board of directors (the “Board”) of Regent Communications, Inc. (the “Company”). The Committee has been formed by the Company for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company by the Company’s independent auditors, in order to serve the interests of the Company’s investors and to help ensure that the Company and its auditors fulfill their respective responsibilities under the securities laws.

I.	MEMBERSHIP AND QUALIFICATIONS

A.	Number of Members; Chairperson.

     The Board will determine the number of members to serve on the Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law, the certificate of incorporation and bylaws of the Company or by requirements applicable to Nasdaq National Market (or such other exchange or system upon which the Company’s securities are listed, quoted and/or traded (“Nasdaq”)) issuers. The members of the Committee are appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee. The Board will appoint one of the members of the Committee to serve as Committee Chair on the recommendation of the Nominating and Corporate Governance Committee. The Committee may also appoint a Secretary, who need not be a Director.

B.	Independence; Qualifications.

     Committee members must fully satisfy independence and experience requirements as prescribed by Nasdaq, Securities Exchange Act of 1934 (the “Exchange Act”) and, specifically, Section 10A thereof, and the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated under the Exchange Act. At least one member of the Committee shall be an “audit committee financial expert” as defined by the rules and regulations of the SEC, and all members of the Committee shall have a strong level of accounting or financial acumen and shall be able to read and understand fundamental financial statements of companies similar to the Company and prepared in accordance with generally accepted accounting principles (“GAAP”) at the time of their appointment to the Committee. No member of the Committee may be an “affiliated person” of the Company or any of its subsidiaries (as defined in the federal securities laws) nor may any member of the Committee simultaneously serve on the audit committee of more than two other public companies. Director’s fees are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Company.

C.	Term.

     The members of the Committee shall serve until their successors are duly elected and qualified by the Board. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

D.	Meetings.

     The Committee shall meet at least four times annually. As deemed appropriate by the Committee, it shall separately meet with management and separately with the independent auditors from time to time consistent with this Charter.

II.	PURPOSE OF THE COMMITTEE

     The Committee’s primary purpose is to:

•	Monitor:

1)	the integrity of the financial statements of the Company,

2)	the independent auditors’ qualifications and independence,

3)	the performance of the Company’s and its subsidiaries’ internal audit function and independent auditors,

4)	the Company’s system of internal controls and system of disclosure controls, and

5)	the compliance by the Company with legal and regulatory requirements; and

•	Prepare the Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

     The Committee is directly and solely responsible for the appointment, compensation, and oversight of the work of the independent auditor (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

     The Committee’s job is one of oversight as set forth in this Charter. It is not the duty of the Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control, and the independent auditors are responsible for auditing the financial statements. It is similarly not the duty of the Committee to assure compliance with laws and regulations.

III.	RESPONSIBILITIES OF THE COMMITTEE

A.	Review Committee Charter

•	Review and reassess the adequacy of this Charter at least annually; and

•	Publicly disclose the Charter and any such amendments at the times and in the manner as required by the SEC and/or any other regulatory body or stock exchange having authority over the Company.

B.	Financial Reporting / Internal Controls

•	Review and discuss with the independent auditors its annual audit plan, reports and the results of its audit;

•	Review and discuss with management and the independent auditors the Company’s quarterly and annual financial statements and its Forms 10-Q and 10-K (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management’s discussion and analysis, the matters outlined in Statement of Auditing Standards No. 61, and recommend whether such financial statements should be included in the Company’s SEC filings;

•	Review and discuss with management and the independent auditors, as appropriate, the Company’s financial disclosures in its registration statements, press releases, earnings releases, current reports, earnings guidance, financial disclosures provided to rating agencies and/or securities analysts or other public disclosures;

•	Review and discuss with the Company’s Chief Executive Officer and Chief Financial Officer all matters such officers are required to certify in connection with the Company’s Forms 10-Q and 10-K or other filings or reports;

•	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles or GAAP methods on the Company’s financial statements, the effect of regulatory and accounting initiatives and off-balance sheet transactions on the Company’s financial statements, conditions or results and any necessary disclosures related thereto;

•	Discuss with the Company’s independent auditors the Company’s critical accounting policies and procedures and alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm and other material written communication between the auditor and Company management;

•	Discuss with the Company’s independent auditors and management their assessments of the adequacy of the Company’s internal controls and disclosure controls and procedures;

•	Discuss with the Company’s independent auditors and management any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies, and monitor the Company’s progress in promptly addressing and correcting same.

C.	Independent Auditors

•	Hire, fire, compensate and evaluate the work of the independent auditors;

•	Review the experience, rotation and qualifications of the senior members of the independent auditors’ team;

•	Monitor the independence, qualifications and performance of the independent auditors by, among other things, receiving a formal written statement from the independent auditors at least annually delineating all relationships between them and the Company, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the independent auditors with respect to any relationships or services that may impact their objectivity and independence;

•	Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

•	Pre-approve all auditing services and permitted non-audit services to be performed for the Company by the independent auditors. The Committee shall establish policies and/or guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and shall review such policies and guidelines with the Board;

•	Oversee the regular rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit;

•	Establish clear policies and/or guidelines for the Company’s hiring of partners, employees or former partners or employees of the independent auditors; and

•	Obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Exchange Act or an assurance that Section 10A of the Exchange Act has not been implicated.

D.	Compliance Oversight

•	Discuss with management the Company’s processes regarding compliance with applicable laws and regulations;

•	Review and approve all related party transactions (the term “related party transaction” referring to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, or any successor provision thereto);

•	Establish procedures and require the Company to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

E.	General

•	Meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly;

•	Report to the Board on the Committee’s activities, as appropriate;

•	Maintain minutes or other records of the Committee’s meetings and activities;

•	Review and assess the quality and clarity of the information provided to the Committee and make recommendations to management and the independent auditors as the Committee deems appropriate from time to time for improving such materials;

•	Form and delegate authority to subcommittees when appropriate;

•	Prepare the audit committee report to be included in the Company’s proxy statement when and as required by the rules of the SEC; and

•	Annually review the performance of the Committee.

IV.	OTHER ADVISORS AND RELIANCE

     Authority to Engage Third Parties; Funding. The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Company to provide the Committee with the support of one or more Company employees to assist it in carrying out its duties. The Company shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any other advisors employed by the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel, independent auditors or other advisors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     Reliance. In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

ANNEX 2

PROPOSED AMENDMENT TO REGENT COMMUNICATIONS, INC.
1998 MANAGEMENT STOCK OPTION PLAN

     RESOLVED, that Paragraph 4 of the Regent Communications, Inc. 1998 Management Stock Option Plan, as amended, be hereby further amended so that the first sentence of such paragraph shall be deleted in its entirety and the following substituted therefor: “Subject to adjustments provided in paragraph 13 hereof, the aggregate number of shares of Common Stock that may be delivered pursuant to the exercise of Options granted under the Plan shall not exceed 4,500,000.”

REGENT
COMMUNICATIONS,
INC.
Annual Meeting of
Stockholders
May 19, 2004

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

The undersigned hereby appoints Terry S. Jacobs, William L. Stakelin and Anthony A. Vasconcellos, and each of them, as Proxy Holders for the undersigned, with full power of substitution, to appear and vote all of the shares of Regent Communications, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Metropolitan Club, 50 East RiverCenter Blvd., 19th Floor, Covington, Kentucky, on May 19, 2004, at 10:00 a.m., local time, and at any adjournments thereof, and hereby revokes any and all Proxies heretofore given.

I hereby authorize the above-named holders and any of them to vote all the shares of the Company represented by this Proxy as follows:

1.	Election of Directors.

Hendrik J. Hartong, Jr.	William H. Ingram	Terry S. Jacobs
Timothy M. Mooney	Richard H. Patterson	William L. Stakelin
William P. Sutter	John H. Wyant

Mark only one:	VOTE FOR all nominees except those whose names are written in the space below (if any):

VOTE WITHHELD on all nominees

2.	Proposal to increase the number of shares of Regent common stock available to be awarded under the Regent Communications, Inc. 1998 Management Stock Option Plan.

FOR	AGAINST	ABSTAIN

3.	To act in accordance with their best judgment on any other business that may properly come before the meeting and any adjournments thereof.

If this Proxy is properly marked, the shares represented by this Proxy will be voted at the Annual Meeting, and at any adjournments thereof, in accordance with the choices marked. IF NO DIRECTIONS ARE GIVEN ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE NOMINEES SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE HEREOF, “FOR” THE PROPOSAL SET FORTH IN PARAGRAPH 2 ON THE REVERSE SIDE HEREOF, AND IN THE PROXYHOLDERS’ BEST JUDGMENT, ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF.

Please date, sign and promptly return in the accompanying envelope.
I plan to attend the Annual Meeting.	Date:	,2004

Signature of Stockholder

Title

Signature of Stockholder

Title

Your signature to this Proxy should be exactly as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the names of each joint owner must be signed.